Exhibit 25.2

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY

                      UNDER THE TRUST INDENTURE ACT OF 1939

                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(B)(2) __________________

                       THE FIRST NATIONAL BANK OF CHICAGO
               (Exact name of trustee as specified in its charter)

A National Banking Association                       36-0899825
                                                     (I.R.S. employer
                                                     identification number)

One First National Plaza, Chicago, Illinois          60670-0126
(Address of principal executive offices)             (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                          Chicago, Illinois 60670-0286
             Attn: Lynn A. Goldstein, Law Department (312) 732-6919
            (Name, address and telephone number of agent for service)

                               THE CIT GROUP, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                         13-2994534
(State or other jurisdiction of                           (I.R.S.employer
incorporation or organization)                         Identification number)

1211 Avenue of the Americas                                    10036
New York, New York                                           (Zip Code)
(Address of Principal Executive Offices)

                             Senior Debt Securities
                       (Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

            (a) Name and address of each examining or supervision authority to which it is subject.

                  Comptroller of Currency,  Washington,  D. C., Federal  Deposit
                  Insurance  Corporation,   Washington,  D.  C.,  The  Board  of
                  Governors of the Federal Reserve System, Washington, D. C..

            (b)   Whether it is authorized to exercise corporate trust powers.

                  The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

                  No such affiliation exists with the trustee.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

            1. A copy of the articles of association of the trustee now in effect.*

            2. A copy of the certificates of authority of the trustee to commence business.*

            3. A copy of the authorization of the trustee to exercise corporate trust powers.*

            4.    A copy of the existing by-laws of the trustee.*

            5.    Not applicable.

            6. The consent of the trustee required by Section 321(b) of the Act.

            7.    A copy  of the  latest  report  of  condition  of the  trustee
                  published   pursuant  to  law  or  the   requirements  of  its
                  supervising or examining authority.

            8.    Not applicable.

            9.    Not applicable.

* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc., filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 28th day of January, 1999.

                                          The First National Bank of Chicago,
                                          Trustee,

                                          By: /s/ Steven M. Wagner
                                              ----------------------------------
                                              Steven M. Wagner
                                              First Vice President

                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                                                                January 28, 1999

Securities and Exchange Commission
Washington, D. C.  20549

Gentlemen:

In connection with the qualification of an indenture between The CIT Group, Inc. and The First National Bank of Chicago, as trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State Authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                           Very truly yours,

                                           THE FIRST NATIONAL BANK OF CHICAGO

                                           By: /s/ Steven M. Wagner
                                               --------------------------------
                                               Steven M. Wagner
                                               First Vice President

                                    EXHIBIT 7

Legal Title of Bank:                The First National Bank of Chicago          Call Date: 09/30/98  ST-BK:  17-1630 FFIEC 031
Address:                            One First National Plaza, Ste 0460                                               Page RC-1
City, State  Zip:                   Chicago, IL  60670
FDIC Certificate No.:               0/3/6/1/8


Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                            Dollar Amounts in Thousands     C400
                                                                                              RCFD      BIL MIL THOU       ------
                                                                                              ----      ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule                         RCFD
    RC-A):                                                                                    ----
    a. Noninterest-bearing balances and currency and coin(1)...........                       0081        4,898,646          1.a.
    b. Interest-bearing balances(2)....................................                       0071        4,612,143          1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A).......                       1754                0          2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)....                       1773        9,817,318          2.b.
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                                    1350        6,071,229          3.
4.  Loans and lease financing receivables:                                                    RCFD
    a. Loans and leases, net of unearned income (from Schedule                                ----
    RC-C).....................................................                                2122       26,327,215          4.a.
    b. LESS: Allowance for loan and lease losses.......................                       3123          412,850          4.b.
    c. LESS: Allocated transfer risk reserve...........................                       3128                0          4.c.
                                                                                              RCFD
    d. Loans and leases, net of unearned income, allowance, and                               ----
       reserve (item 4.a minus 4.b and 4.c)............................                       2125        25,914,365         4.d.
5.  Trading assets (from Schedule RD-D)................................                       3545         6,924,064         5.
6.  Premises and fixed assets (including capitalized leases)...........                       2145           731,747         6.
7.  Other real estate owned (from Schedule RC-M).......................                       2150             6,424         7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).....................................                       2130           153,385         8.
9.  Customers' liability to this bank on acceptances outstanding.......                       2155           352,324         9.
10. Intangible assets (from Schedule RC-M).............................                       2143           295,823         10.
11. Other assets (from Schedule RC-F)..................................                       2160         2,193,803         11.
12. Total assets (sum of items 1 through 11)...........................                       2170        61,971,271         12.

----------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


Legal Title of Bank:                The First National Bank of Chicago          Call Date: 09/30/98  ST-BK:  17-1630 FFIEC 031
Address:                            One First National Plaza, Ste 0460                                               Page RC-2
City, State  Zip:                   Chicago, IL  60670
FDIC Certificate No.:               0/3/6/1/8

Schedule RC-Continued
                                                                                                         Dollar Amounts in
                                                                                                             Thousands
                                                                                                         -----------------
LIABILITIES
13. Deposits:                                                                                  RCON
    a. In domestic offices (sum of totals of columns A and C                                   ----
       from Schedule RC-E, part 1)...............................                              2200           20,965,124     13.a
       (1) Noninterest-bearing(1)................................                              6631            9,191,662     13.a1
       (2) Interest-bearing......................................        `                     6636           11,773,462     13.a2
                                                                                               RCFN
    b. In foreign offices, Edge and Agreement subsidiaries, and                                ----
       IBFs (from Schedule RC-E, part II)........................                              2200           15,912,956     13.b
       (1) Noninterest bearing...................................                              6631              475,182     13.b1
       (2) Interest-bearing......................................                              6636           15,437,774     13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                             RCFD 2800       4,245,925     14.
15. a. Demand notes issued to the U.S. Treasury..................                              RCON 2840         359,381     15.a
    b. Trading Liabilities (from Schedule RC-D)..................                              RCFD 3548       5,614,049     15.b

                                                                                               RCFD
16. Other borrowed money:                                                                      ----
    a. With original maturity of one year or less................                              2332            4,603,402     16.a
    b. With original  maturity of more than one year.............                              A547              328,001     16.b
    c. With original maturity or more than three years ..........                              A548              324,984     16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding......                              2920              352,324     18.
19. Subordinated notes and debentures............................                              3200            2,400,000     19.
20. Other liabilities (from Schedule RC-G).......................                              2930            1,833,935     20.
21. Total liabilities (sum of items 13 through 20)...............                              2948           56,940,081     21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus................                              3838                    0     23.
24. Common stock.........................................                                      3230              200,858     24.
25. Surplus (exclude all surplus related to preferred stock).....                              3839            3,192,857     25.
26. a. Undivided profits and capital reserves....................                              3632            1,614,511     26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities.............................................                                 8434               27,815     26.b
27. Cumulative foreign currency translation adjustments...........                             3284               (4,851)    27.
28. Total equity capital (sum of items 23 through 27).............                             3210            5,031,190     28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28).........................                             3300           61,971,271     29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the  most
    comprehensive level of auditing work performed for the bank by independent external                     ---------------   Number
    auditors as of any date during 1996..................................................RCFD 6724........  N/A                 M.1.
                                                                                                            ---------------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

  = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 =  Review of the bank's financial statements by external auditors

6 =  Compilation of the bank's financial statements by external auditors

7 =  Other audit procedures (excluding tax preparation work)

8 =  No external audit work

----------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.